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                                                                      EXHIBIT d.

CERTIFICATE                                                           NUMBER OF
  NUMBER                                                               SHARES


___________


                  NUVEEN DIVERSIFIED DIVIDEND AND INCOME FUND
         Organized Under the Laws of the Commonwealth of Massachusetts
                        FundPreferred shares, Series __
                            $.01 Par Value Per Share
                   $________ Liquidation Preference Per Share

                                                              Cusip No. [      ]

This Certifies that _________________________________________________ is the
owner of _(____)_ fully paid and non-assessable shares of beneficial interest of [Title of Preferred Shares], Series ______, $.01 par value per share, $ _______ liquidation preference per share, of Nuveen Diversified Dividend and Income Fund (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of beneficial interest of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge. The Fund is organized as a Massachusetts business trust.

This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the trustees, officers, or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this _____ day of _________ A.D. 20___.




Bank of New York

As Transfer Agent and Registrar                   NUVEEN DIVERSIFIED DIVIDEND
                                                  AND INCOME FUND

By: __________________________                    By:
       Authorized Signature                                  Vice President

                                                  Attest:
                                                             Assistant Secretary
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FOR VALUE RECEIVED, _____ hereby sell, assign and transfer unto _______________
_____________ Shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.
Dated _____________, ______

In presence of
___________________  ______________



          Shares of Fund Preferred shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Statement Establishing and Fixing the Rights and Preferences of such Shares, copies of which will be furnished by the Fund to any shareholders upon request and without charge.


          The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.